                                                                 Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 4, 1999 (except with respect to the matter discussed in Note 7(a) as to which the date is June 18,1999) (and to all references to our Firm) included in or made a part of this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 29, 1999